Exhibit 23.02

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Genie Energy Ltd.

Newark, New Jersey

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-222856) and Form S-8 (Nos. 333-262602, 333-239411, 333-225703, 333-202800, 333-177565 and 333-231976) of Genie Energy Ltd. of our reports dated March 16, 2022, relating to the 2021 consolidated financial statements of Genie Energy Ltd., which appears in this Form 10-K.

/s/ BDO USA, LLP

Woodbridge, New Jersey
March 15, 2023